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                                 EXHIBIT 23(A)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



  We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-____________) pertaining to Great Lakes Chemical Corporation 1993 Employee Stock Compensation Plan of our report dated January 31, 1994, with respect to the consolidated financial statements and schedule of Great Lakes Chemical Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1993 filed with the Securities and Exchange Commission.





                                                               ERNST & YOUNG LLP



Indianapolis, IN
January 30, 1995





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